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                                                                    Exhibit 10.9



                                    AGREEMENT

This Agreement, entered into this 11th day of June, 2006, between a corporation duly organized and existing under the laws of Peoples Republic of China and having its principal office of business at JIANGSU LINYANG SOLARFUN CO., LTD. LOCATED AT NO. 666 LINYANG ROAD, QIDONG CITY, JIANGSU PROVINCE, 226200 PRC (hereinafter referred to as "SELLER") and SOCIAL CAPITAL, S.L. (hereinafter referred to as "BUYER") a corporation duly organized and existing under the laws of Spain and having its principal office of business located at GANDUXER, 39-41, 2 degrees 2 degrees. 08021 BARCELONA SPAIN

PREAMBLE
The SELLER owns extensive know-how with regard to the development, production, marketing and distribution of photovoltaic cells and photovoltaic modules.

The BUYER is a recognised leading company for the distribution and installation of solar panels.

The parties intend to enter into a long term relationship with regard to the business of photovoltaic cells and photovoltaic modules.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto hereby covenant and agree as follows:


ARTICLE 1. CONTRACT PRODUCTS
1.1 The SELLER undertakes to sell to the BUYER the CONTRACT PRODUCTS all of which are detailed in Appendix 1 to this contract.
1.2 The SELLER guarantees the specifications of the CONTRACT PRODUCTS and its supplement as documented in Appendix 1.
1.3 The BUYER undertakes to purchase the CONTRACT PRODUCTS from the SELLER with a quantity according to Article 4.

ARTICLE 2. DELIVERY AND TRANSFER OF TITLE
2.1 The SELLER must deliver the CONTRACT PRODUCTS to the BUYER, and the Buyer should use Seller's brand and mark.
2.2 The SELLER undertakes to deliver the CONTRACT PRODUCTS on a Delivered CIF basis (INCOTERMS 2000) to.
2.3 The risk as to price and performance of the CONTRACT PRODUCTS and the title to the CONTRACT PRODUCTS shall pass to the BUYER at the time when the CONTRACT PRODUCTS have been delivered in accordance with Article 2.2. The CMR has to confirm the delivery date.

ARTICLE 3. PRICE
The reference price is USD4.15 CIF Barcelona.

The actual price for each individual contract is subject to the market.

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ARTICLE 4. DELIVERY SCHEDULE

4.1 In consideration of the BUYER'S right herein granted, during the life of this Agreement, the BUYER guarantees to purchase and and the seller guarantees to sell the PRODUCTS as follows:



IN 2007:                         IN 2008:
-------                          -------

January:               1MW       January:         5MW
February:              1MW       February:        5MW
March:                 1MW       March:           5MW
April:                 1MW       April:           6MW
May:                   2MW       May:             6MW
June:                  2MW       June:            5MW
July:                  2MW       July:            6MW
August:                2MW       August:          6MW
September:             2MW       September:       6MW
October:               2MW       October:         6MW
November:              2MW       November:        7MW
December:              2MW       December:        7MW

4.2 The BUYER guarantees to purchase the PRODUCTS as above only upon the precondition that the TUV/IEC certificates have been obtained.

ARTICLE 5. INDIVIDUAL CONTRACTS
Each individual contract under this Agreement shall be subject to this Agreement but detail items conditions, rights and obligations of the parties shall be confirmed in each individual contract, and may be notified and added thereto or substituted there for by the SELLER, in verbal form, written letter, e-mail, or fax, and confirmed by the BUYER in writing from time to time during the life of this Agreement.


ARTICLE 6. PAYMENT
The payment for all shipments under this Agreement shall be made as follows: 50% prepayment transfer upon signing the single contract; 50% payment upon showing the advice notice of the delivery from the SELLER by Email or by fax,


ARTICLE 7. SHIPPING DOCUMENTS
The SELLER shall submit to the BUYER with each delivery:

1. Full set of clean an board ocean bill of lading or multimodal transport documents with 2 non-negotiable copies made out to order, marked freight collect, notify the BUYER.
2.   Signed commercial invoice in threefold.
3.   Signed packing list in threefold.
4. Data sheet evidencing the measured data of each single module including the serial no. of each single module.

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ARTICLE 8. PACKAGING, MARKING AND GENERAL ISSUES
1. All modules must be marked with a serial number and a bar code. Each module must be labeled with a water-resistant label.
2. The serial number must be laminated under the glass in front at the top of the module including the bar code.
3.   One pallet should not comprise more than 20 solar panels.
4.   Pallets are to be made of wood and not smaller that the goods placed on it.
5.   Loaded pallets need to be covered with a foil to resist any rain.
6.   All cables must have been fastened and be ready for immediate installation.

ARTICLE 9. DELIVERY TIME
In case that the SELLER fails to effect delivery on time as stipulated in the delivery schedule, the Seller SHALL be obligated to pay to the BUYER liquidated damages. Without prejudice to compensation for further losses the rate of liquidated damages is charged a certain percent for one (1) calendar week, odd days less than one week being counted as one week. The percentage can be indicated in individual contract.


ARTICLE 10. EXAMINATION AND NOTICE OF LACK OF CONFORMITY
1. The BUYER shall notify the SELLER immediately in writing, but not later than 14 days after the receipt of the CONTRACT PRODUCTS, in case of any lack of conformity of the CONTACT PRODUCTS with terms and conditions set forth in this contract.

2. Following due notice of lack of conformity with the contract, the BUYER can rely on the remedies provided by law.


ARTICLE 11. WARRANTY
Without prejudice to the BUYERS continuing legal rights the SELLER additionally guarantees the quality of the CONTACT PRODUCTS according to the CONTRACT PRODUCTS specification enclosed as Appendix 1, and the warranty enclosed as Appendix 2.


ARTICLE 12. DURATION OF AGREEMENT
This Agreement shall come into force on the date first above written and, unless earlier terminated, remain in force for a period of 2 years.


ARTICLE 13. CANCELLATION AND TERMINATION
1. Any failure, whether willful, through neglect or otherwise, of either party to perform or fulfill any of its duties, obligations or covenants in this Agreement shall constitute a breach of this Agreement. In the event of breach of either party, if the other party makes written objection thereof in the manner herein provided for notices, then if such breach is not cured within 30 days after the effective date of the said written objection, the objecting party shall acquire the right to terminate this Agreement at any time following said 7 days period, by giving additional written notice of that effect.
2. In the event of bankruptcy, insolvency, dissolution, modification, amalgamation, receivership proceedings effecting the operation of its business or discontinuation of business for any reason and/or re-organization by the third party in the other party, either of the parties hereto shall have the absolute right to terminate this Agreement without any notice whatsoever within 7 days to the other party.

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3.   The BUYER may earlier cancel this Agreement in the event the SELLER fails to keep the terms and conditions agreed upon in this contract. The Seller may earlier cancel this agreement in event the Buyer falls to pay the prepayment or the remaining payment for any container according to the individual contract.

ARTICLE 14. PROHIBITION OF ASSIGNMENT
Neither party shall assign this Agreement to any other person or party in any method or through amalgamation without the prior written consent of the other party.


ARTICLE 15. FORCE MAJEURE
1. If either of the parties to the contract is prevented from executing the contract by cases of Force Majeure such as war, serious fire, flood, typhoon and earthquake, etc., the time for execution of the contract shall be extended by a period equal to the effect of those causes. An event of a Force Majeure means the event that the parties could not foresee at the lime of conclusion of the contract and its occurrence and consequences can not be avoided and can not be overcome.
2. The prevented party shall notify the other party by cable, fax or telex within the shortest possible time of the occurrence of the Force Majeure event and within fourteen (14) days thereafter send by express mail or registered airmail to the other party, a certificate for evidence issued by the relevant authorities for confirmation. Should the effect of a Force Majeure continue for more than ninety (90) consecutive days, both parties shall reach an agreement concerning the further execution of the contract through friendly negotiation and reach an agreement within a reasonable time.

ARTICLE 16. APPLICABLE LAW
This contract shall be governed by and all questions arising thereof shall be construed in accordance with International Law, excluding the United Nations Convention on Contracts for the International Sale of Goods (UN Sales Convention). Where standard terms of business are used the INCOTERMS 2000 of the International Chamber of Commerce (ICC) apply.


ARTICLE 17. ARBITRATION
1. Should any difference of the dispute at any time arise out of this contract, the parties shall make every effort to settle the problem amicably by mutual agreement.
2. Any dispute, controversy or difference arising out of or in relation to or in connection with this contract or for the breach thereof, shall be settled by arbitration in Zurich, Switzerland, pursuant to the rules of International Chamber of Commerce (ICC) and such arbitration shall be conducted in English. The arbitration tribunal shall consist of three arbitrators. The arbitration award shall be final and binding on both parties hereto.
3.   The cost of the arbitration shall be borne by the losing party.

ARTICLE 18. NOTICES
Any notice given by either party to the other party shall be in English and shall be sent to the respective addresses as set forth first above, by registered air mail, telegram, cablegram, facsimile, telex or wireless telegraphy. Any notice sent by registered air mail as provided for above shall be deemed to have been served, received effective 15 days after posting. Any notice given by telegram, cablegram, facsimile, telex, or wireless telegraphy shall be deemed effective notice 7 days after dispatch, subject to being followed by registered air mail.

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ARTICLE 19. ENTIRE AGREEMENT
This Agreement constitutes the main part agreement between the parties hereto relating to Distributorship of the PRODUCTS and modification, change and amendment of this Agreement shall be negotiated upon both the SELLER and the BUYER by mutual express consent in writing of subsequent date signed by an authorized officer or a representative of each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement in English and duplicate to be signed by their duly authorized officers or representatives as of the date first above written.






Seller                                         Buyer
 JIANGSU LINYANG SOLARFUN CO., LTD.            SOCIAL CAPITAL, S.L.
 No. 666 Linyang Road                          ADDRESS:  GANDUXER, 39-41, 2 DEGREES 2 DEGREES
 Qidong City, JiangSu Province                 08021 BARCELONA SPAIN
 226200, PRC



 /s/ Yin Biao                                              /signature/
-------------                                              -----------



Date:  2006/6/10                               Date:  2006/6/10


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